EXHIBIT 10.14
AMENDMENT NUMBER ONE
TO THE IRWIN FINANCIAL CORPORATION
1999 OUTSIDE DIRECTOR RESTRICTED STOCK COMPENSATION PLAN
(As Amended Effective January 1, 2005)
     This Amendment Number One to the Irwin Financial Corporation 1999 Outside Director Restricted Stock Compensation Plan (this “Amendment”) is effective as of January 1, 2005 (the “Effective Date”).
     Whereas, Irwin Financial Corporation (the “Company”) has implemented the Irwin Financial Corporation 1999 Outside Director Restricted Stock Compensation Plan (the “Original Plan”); and
     Whereas, the Company desires to amend the Original Plan so that it is clear that the Original Plan is not subject to Section 409A of the Internal Revenue Code of 1986, as amended.
     The words “As soon as practicable after” at the beginning of Section 6(c)(i) and 6(c)(ii) of the Original Plan are here by deleted and replaced with the word “On”.
     Section 6(c)(v) of the Original Plan is hereby deleted in its entirety.
     The first sentence of Section 6(g) of the Original Plan is deleted in its entirety.
     Except as specifically amended herein, all other terms and conditions contained in the Original Plan shall remain unchanged and shall continue in full force and effect.
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     In Witness Whereof, the Board of Directors has caused this Amendment Number One to the Irwin Financial Corporation 1999 Outside Director Restricted Stock Compensation Plan to be amended effective as of the Effective Date.

IRWIN FINANCIAL CORPORATION

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